BOARD OF ADVISORS AGREEMENT

THIS BOARD OF ADVISORS AGREEMENT ("Agreement") is dated August ___, 2007 between **FOX PETROLEUM INC.**, a corporation with offices at 64 Knightsbridge, London SW1X 7JF, England (the "Company") and John G. Spence, businessman, with an address at PO Box 94566, Lubbock, Texas, USA, 79493 (the "Advisor").

NOW THEREFORE THIS AGREEMENT WITNESSES as follows:

1.1 Appointment of Advisor. The Company hereby agrees to appoint the Advisor as a member of the Company's Board of Advisors (the "Board of Advisors") and the Advisor hereby agrees to be a member of the Board of Advisors upon the execution of this Agreement. The Advisor will advise the Company from time to time on issues as requested by the Company. The Company will notify the public of the Advisor's position. The Advisor will make himself reasonably available to attend meetings or for conversations to discuss the business of the Company at the Company's request.

1.2 Restricted Shares. As compensation for being a member of the Board of Advisors pursuant to this Agreement, the Company agrees to grant 50,000 restricted shares of the Company's common stock (the "Shares") to the Advisor, or such other person or entity as the Advisor may direct, at the end of each year served.

1.3 Advisor's Acknowledgements. The Advisor acknowledges that the Shares will not be registered under the laws of any country, including the United States *Securities Act* of 1933 (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, except in accordance with the provisions of Regulation S under the 1933 act, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and only in accordance with all applicable securities laws. "United States" and "U.S. Person" are as defined by Regulation S under the 1933 Act.

1.4 Questionnaire and Undertaking and Direction. If the Advisor is a US person (as that term is defined in Regulation S of the 1933 Act), the Advisor must complete, sign and return to the Company an Accredited Investor Questionnaire in the form attached as Exhibit A (the "Questionnaire"). The Advisor will, regardless of whether the Advisor is a US person or not, complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by the regulatory authorities, stock exchanges and applicable law.

1.5 Expenses. The Company will reimburse the Advisor for pre-approved expenses necessarily incurred by the Advisor carrying out his duties.

1.6 Termination. This Agreement is deemed effective upon execution and will continue in force and effect for an initial period of one (1) year from the date of this Agreement, and will continue to be in force and effect thereafter unless terminated by either party upon 30 days written notice delivered to the other party.

1.7 Maintenance of Confidential Information. The Advisor acknowledges that in the course of his appointment hereunder the Advisor may have access to Confidential Information. The Advisor acknowledges that Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly, the Advisor covenants and agrees that during the term of this Agreement and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Advisor, the Advisor will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance,

disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

1.8 Entire Agreement. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

FOX PETROLEUM INC.

Per: [signature]
Authorized Signatory

EXECUTED in the presence of: [signature]

Signature of Witness
Philip Mann
Print Name of Witness
Three Trees, Hill Park
Address of Witness
Ballakillowey, Isle of Man
Commercial Manager
Occupation of Witness

x [signature: John G. Spence]
JOHN G. SPENCE